Exhibit 99.1

VIAVID
communications simplified.

Kandi Technologies Group, Inc.

Second Quarter 2018 Earnings Conference Call

August 9, 2018

C O R P O R A T E P A R T I C I P A N T S

Kewa Luo, Manager, Investor Relations

Hu Xiaoming, Chairman, President and Chief Executive Officer

Mei Bing, Chief Financial Officer

C O N F E R E N C E C A L L P A R T I C I P A N T S

Michael Fearnow, Focus Tech Investments

Robert Lempert, Private Investor

Ted Schwartz, TAS Associates

Walter Hill, Carty & Company

Mark Miller, Private Investor

Mark Kahnau, Swiss Liquid Future

Arthur Porcari, Corporate Strategies Inc.

Li Gao, Private Investor

Mike Pfeffer, Oppenheimer

P R E S E N T A T I O N

Operator:

Good day and welcome to the Kandi Technologies Second Quarter 2018 Financial Results Call. Today’s conference is being recorded.

At this time, I would like to turn the conference over to Kewa Luo, IR Manager. Please go ahead.

Kewa Luo:

Thank you Operator. Hello everyone and welcome to Kandi Technologies Group Inc.’s Second Quarter 2018 Earnings Conference Call. The Company distributed its earnings press release earlier today and you can find a copy on Kandi’s website at www.kandivehicle.com.

With us today are Kandi’s Founder, Chairman and CEO, Mr. Hu Xiaoming, and Chief Financial Officer, Mr. Mei Bing. Both will deliver prepared remarks followed by a question and answer session. Before we get started, I’m going to review the Safe Harbor statement regarding today’s conference call.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Please note that the discussion today will contain forward-looking statements made under the Safe Harbor provisions of the U.S. Private Security Litigation Reform Act of 1995. Forward-looking statements involve inherent risks and uncertainties. As such, the Company’s results may differ materially from the views expressed today. Further information regarding these and other risks and uncertainties are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in other documents filed with the U.S. Securities and Exchange Commission. Kandi does not assume any obligation to update any forward-looking statements except as required under applicable law.

As a reminder, this conference call is being recorded. In addition, an audio webcast of this conference call will be available on Kandi’s investor relations website.

I will now turn the call over to Kandi’s Founder, Chairman and CEO, Mr. Hu Xiaoming.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Hello everyone. Thank you for joining our second quarter 2018 earnings conference call. Due to the 2018 government subsidy policy adjustments in product structure requirements, the JV company discontinued the manufacturing and selling of its EV products with a driving range of less than 200 kilometers and shifted its focus to the development of new EV models with a driving range exceeding 300 kilometers. This has affected our revenues in the second quarter. Currently, our new 300 kilometer EV models, including K23, K27, K28 or EX3 received the approval from the Ministry of Industry and Information Technology of the People’s Republic of China - MIIT. The JV company has resumed its normal production and sales. With restored production and recovery of sales, we believe that Kandi’s growth will return to the right track. Despite recent weak stock performance, the Management Team is dedicated to improving Kandi’s market competitiveness and regaining our leading position in the EV industry.

Now, I would like to turn the call to our Chief Financial Officer, Mr. Mei Bing to give you more detail on our financial highlights. Afterwards I will answer your questions in the Q&A session. Thank you.

Mei Bing:

Thank you Mr. Hu, and hello to everyone on the call. Now I would like to provide a brief overview of our financial results for the second quarter of 2018. Please note that all numbers I will discuss today are in US dollars unless otherwise noted.

First, let me walk you through the second quarter financial results.

Total net revenues for the second quarter were $16.4 million, a decrease of 40.1% from $27.3 million for the same quarter of 2017. The decrease in revenues was largely due to the decrease in EV parts sales during this quarter.

EV parts sales were $15.5 million for the second quarter of 2018, or 94.8% of our total net revenues, a decrease of $10.7 million or 40.8% compared with $26.2 million for the same quarter of 2017. The decrease was largely due to the reason that Mr. Hu stated in his remarks.

Our cost of goods sold was $14.3 million during the second quarter, a decrease of 39.3% from $23.6 million in the same quarter of 2017. The decrease was primarily due to the corresponding decrease in sales.

Gross profit for the second quarter was $2.1 million, a decrease of 45.2% from $3.8 million for the same quarter of 2017. Gross margin decreased to 12.6% in the second quarter from 13.7% in the same quarter of 2017. Margin decrease was mainly due to the vast majority of gross profits came from less profitable EV parts business in the second quarter.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Total operating expenses in the second quarter were $4.7 million, compared with $7.1 million in the same quarter of 2017. The decrease in total operating expenses was mainly due to the decrease in R&D expenses in this quarter.

Net income was $1.4 million in the second quarter, an increase of $12.9 million as compared to a net loss of $11.6 million in the same quarter of 2017. The increase was mainly due to profits from the JV Company and decreased R&D expenses this period as compared to the same period of last year.

Non-GAAP net income in the second quarter was $2.5 million, an increase of $12.1 million from $9.5 million of non-GAAP net loss in the same quarter of 2017. The change from loss to profit was mainly due to profits from the JV Company and decreased R&D expenses this period as compared to the same period of last year.

Let me touch on the JV Company’s financials now:

For the second quarter of 2018, the JV Company’s net sales were $19.6 million, compared to $18.7 million in the same quarter of 2017, an increase of 5.3%. There were 1,802 EV products sold during the quarter. Net income was $4.8 million compared to net loss of $14.6 million in the same quarter of 2017.

We accounted for our investments in the JV Company under the equity method of accounting as we have a 50% ownership interest in the JV Company. As a result, we recorded 50% of the JV Company’s income for $2.4 million for the second quarter of 2018. After eliminating intra-entity profits and losses, our share of after tax profit of the JV Company was $2.4 million for this quarter.

Next, I will review the Company’s cash flow:

Our operating cash inflows include cash received primarily from sales of our EV parts and off-road vehicles. These cash inflows were offset largely by cash paid primarily to our suppliers, operation expenses, employee compensation, and interest expenses on our financings. For the first half of 2018, cash used in operating activities was $0.2 million, as compared to $1.7 million in the same period of 2017.

Our investing cash outflows include cash paid primarily for business acquisitions and purchases of fixed assets, intangible assets and construction in progress. These cash outflows were offset largely by cash received primarily for disposition of our investment. For the first half of 2018, cash used in investing activities was $0.6 million, as compared to cash provided by investing activities of $3.4 million for the same period of last year.

Our financing cash inflows include cash received primarily from proceeds from bank loans and notes payable. These cash inflows were offset largely by cash paid primarily for repayments of bank loans and notes payable. For the first half of 2018, cash used in financing activities was $5.8 million, as compared to cash provided by financing activities of $2.7 million for the same period of last year.

We had a working capital deficit of $8.6 million as of June 30, 2018, as Kandi Vehicle increased its capital contribution to the JV Company by converting its loans lent to the JV Company to the JV Company’s registered capital, which reflected a decrease of $62.3 million from a working capital surplus of $53.7 million as of December 31, 2017.

As of June 30, 2018, we had total cash and restricted cash of $9.5 million, compared to $16.1 million as of December 31, 2017.

That’s it from me. Thank you. Kewa?

Kewa Luo:

Operator, we can now take some questions.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Operator:

If you would like to ask a question, please signal by pressing star, one on your telephone keypad. If you are using a speakerphone, please make sure your mute function is turned off to allow your signal to reach our equipment. Once again, that is star, one to ask a question, and we will pause for a moment to allow everyone an opportunity to signal.

We will take our first question from Michael Fearnow from Focus Tech Investments. Please go ahead.

Michael Fearnow:

Yes, good morning - Mike Fearnow. I’m addressing the recent announcement that you’re going to be distributing and selling cars in the U.S. I was surprised when they made the original announcement that the stock did not act positively, and therefore I’d like to get a little further detail on what the forward-looking expectations are. I’m going to break my question down into three parts so we can get a more cohesive response.

Initially, can you update us on the status of the delivery of the prototypes to the U.S. and when you actually expect them to be approved for sale and distribution in the U.S.?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Based on our evaluation, we believe that SUV would be very welcome in the U.S., and these three EV prototypes (Ex3 and K12) right now have already arrived in the U.S. Our subsidiary, Sportsman Country, is working on getting the vehicles certified by the relevant departments in the U.S. government, and I think it’s going to be approved very soon. Once they have all these qualifications to sell the EVs in the U.S., we will have Sportsman start the marketing effort for the EV sales in America.

Michael Fearnow:

To follow up, as far as the sales and distribution channels, would those be solely through Sportsman or do you expect to be also through normal distribution sales of other—of automobile distribution sales or independent dealers, and when sales actually start, do you expect to get the full $7,500 federal U.S. tax credit for each vehicle? Based on that, can you give an indication of what the expected retail price will be for the EX3 and EX22? When we’re talking about pricing, can you also give us an update on how you expect to deal with any U.S. tariffs on Chinese cars?

Kewa Luo:

Okay, that’s a lot of questions. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

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Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay, Mr. Hu has answered your question one by one. I will go through them. The first one is for now, we are going to have Sportsman Country as the representative of sales distribution to sell our EVs in the U.S., and on the 21st, Sportsman Country is going to host an unveiling event in Dallas. By then, they are going to invite 100 distributors into the event to talk about the car, and we are thinking probably there will be around 50 distributors be interested in signing the contract for selling the cars, we will find out more information once that happens.

The second question is as far as I understand, our two EV models will be eligible to receive a $7,500 tax credit, and I heard in some states such as Dallas, buyers probably will also be eligible to receive another $2,500 tax credit, so altogether it’s $10,000. But again, this is our first time applying for this, and we don’t know how this is exactly going to work, but we are hoping to be eligible for this tax credit.

The third question, right now we are in process of applying DoT, so from what I heard from the Sportsman team, that DoT is the most important thing that we have to receive. Once that’s been certified, then we should be more clear on the plan going forward.

In terms of the price, right now we have not decided yet, but we are probably going to price the smaller car, K12, about less than USD $20,000, so if the consumer is going to get $10,000 as a tax credit, it’s going to cost less than $10,000. For the other car, EX3, we are going to price around $30,000—actually below $30,000, so again if consumers are able to get a $10,000 tax credit, the car is actually going to cost less than USD $20,000.

The last question regarding the tariffs, I believe that this trade war will have certain impacts on the car, but the price that we have put into consideration already reflects the possible 25% tax, so that’s basically what our plan is now.

I hope I answered all your questions.

Michael Fearnow:

Just to—

Hu Xiaoming:

(Chinese spoken)

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Just to confirm, for the smaller car, if the consumer gets the $10,000 credit, the price will be less than $10,000, and the EX3 with the tax credit will be less than $20,000. Just wanted to confirm that and clarify.

Michael Fearnow:

Okay, so if I’m understanding it, the smaller car with all the credits would be $10,000 or less?

Kewa Luo:

Yes.

Michael Fearnow:

The larger car with tax credits would be in the $20,000 range, is that correct?

Kewa Luo:

Yes, correct.

Michael Fearnow:

Okay, and just a clarification on distribution channels. Beyond Sportsman Country, understanding they’re hosting an event, they expect to have other independent auto dealers at that event for potential distribution channels? Is that correct?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Yes.

Michael Fearnow:

That is correct?

Kewa Luo:

Yes, that’s correct that they are going to invite the independent car dealers and car distributors, or a variety of car dealers and distributors to come to the event.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Michael Fearnow:

Okay. Just kind of a follow-up comment and question. As you know, it’s been quite some time since Mr. Hu has been to the U.S. and had a chance to meet with a number of his U.S. shareholders. When the distribution and sales ultimately kicks off in the U.S., it would seem that’d be an excellent time for Mr. Hu to travel to the U.S. and have an event which shareholders could attend, as well as potential distributors or dealers. Could we possibly look forward to such an event?

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

At this time, I don’t have plans to come here. I have my working schedule conflict. But, in the future when the cars start selling, I will make time to come to the U.S. to meet with all shareholders. But, I believe the Sportsman team will be very capable to host a very successful event.

Michael Fearnow:

So, if Mr. Hu came when they ultimately are realizing sales and distribution, would that be, as an example, within the next six months?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

I’m hoping that it’s going to be sooner than six months, and once our EVs start selling, I would love to come to the U.S. to meet with our shareholders.

Michael Fearnow:

Well, I’m sure a lot of shareholders are looking forward to that. Thank you for your questions.

Kewa Luo:

Thank you. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Next question, please?

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Operator:

Our next question comes from Robert Lempert, a private investor. Please go ahead.

Robert Lempert:

Hi, good morning. I think all Kandi investors are excited about Kandi cars coming to the United States, but my question has to do with Kandi electronic vehicle parts, electric vehicle parts business. Last year, we spent $7 million in the acquisition of Jinhua An Kao Power, and can you tell us specifically what parts that they sold and were they only exclusively for Kandi EVs? Then I have a second question.

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Jinhua An Kao’s primary products are batteries, battery pack technologies. Actually, they have been selling to the third parties and so far they haven’t been selling any to Kandi as of the second quarter, but in the future it can potentially supply to the JV company as well.

Robert Lempert:

My second question is can Mr. Hu give us an update regarding Kandi getting its own license?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

This thing has been very difficult. Here is a detailed update. On April 8, 2018, the officials of the Department of Industry of the National Development and Reform Commission together with relevant personnel and experts formed a research group and made a special trip to the JV Company Rugao facility to conduct an inspection on the qualifications of Kandi Jiangsu for awarding production license. The group fully affirmed and highly praised the management and products at the facility, also made request for items need to be improved. For these items, National Development and Reform Commission issued the notification of “The National Development and Reform Commission (“NDRC”) General Office’s Notice of rectification about problems related to Jiangsu Guoxin and Kandi Jiangsu’s newly-built pure electric passenger vehicle project” (FGBCY[2018] No.547) on May 12. In accordance with the request of the notice, Kandi Jiangsu made a serious rectification, and submitted a rectification report to the Provincial and Municipal Development and Reform Commission on May 23 after the rectification is completed. On May 28, the Provincial Development and Reform Commission organized relevant departments and experts to Kandi Jiangsu for checking.

On June 22, the Jiangsu Provincial Development and Reform Commission reported to the NDRC about the items above passed the rectification checking and request approval or authorization from the Jiangsu Development and Reform Commission according to Rule No.27 as soon as possible. Currently, the Company is waiting for the approval from the NDRC.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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This has been a very long process - we understand, and we’ve also been very patiently waiting, but we heard that there will be new policy about the license coming out, but however the government promised us that our license will be approved prior to the new policy. We heard that the new policy will be even more complicated and make the license even more difficult to get, but hopefully our license is going to be received very soon. I just want you to know that we have also been very frustrated and we are hoping to get it, and we’ll let the market know as soon as we get the approval letter.

Robert Lempert:

Well, that sounds like very good news, and we’re all looking forward to that. Thanks for answering my question.

Kewa Luo:

Thank you. (Chinese spoken) Next question, please?

Operator:

Our next question comes from Ted Schwartz from TAS Associates. Please go ahead.

Ted Schwartz:

I’ve got a couple real quick ones. Regarding the K23, earlier this year in the March 15 conference call, in an answer to a question, Mr. Hu stated that the K23 would go into production on March 28, and the $14 million payment would be due one week after it went into production. Also, ownership would change around that same time. That was now about three and a half months ago and we’ve heard nothing on any of these subjects; in fact, we’ve heard nothing in the K23 other than it did finally get approved by the government. What is the status on the K23 on these particular subjects?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The first batch of model K23 prototypes have been in production on March 28. It has passed the inspections of mandatory projects and product function conducted by the National Vehicle Product Inspection authorities. Additionally, the EV products with 200 kilometer driving range and 300 kilometer driving range both have been included in the announcement, so it is expected to be included in the sales tax exemption directory, so we are thinking that that’s going to be approved very soon too. After that’s been approved, it will be launching in the market, start selling.

Originally I thought that once the K23 started in production, the USD $14 million government grant will be given, but however the newest update is that they won’t be given to us until this car starts selling, so right now this is already in the process and I think we are going to be receiving soon. I know it has been dragging for a while, but we are dealing with the government, we have to go by their rules.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Ted Schwartz:

All right, thank you. One other—what is Mr. Hu’s opinion of the carbon credit program that articles in China had indicated would start taking effect in 2019? Does he think this will be more favorable to Kandi than the subsidy program, which always seems to be delayed?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

In my opinion, carbon credits will be very helpful and favorable to Kandi and other manufacturers. This has been going on for a few years. If this can be finalized by the government next year, it will help the industry to be regulated. As of now, as you can see, the subsidy policy has been repeatedly changing and that has effected all the companies. In order to adjust their changes, our first half year in 2018 has been affected in sales, so I do believe that if the regulation and the policies once are finalized, it’s going to be very favorable to the Company and to the market.

Ted Schwartz:

All right, thank you very much. I appreciate the responses.

Kewa Luo:

Thank you. Next question, please?

Operator:

Our next question comes from Walter Hill of Carty & Co. Please go ahead.

Walter Hill:

Hi, thank you. Shareholders haven’t heard much from the Company about car share in the past year. Even on the last conference call, the discussion over the new EVs seemed to be concentrated more on consumer sales and ride hailing. The last official city count reported more than two years ago that there were 16 cities and around 30,000 EVs; however, several China media articles speak of ZZY now in as many as 25 cities. Last year, it reported that the subsidy rules for leasing and rental was changed to no subsidy would be paid until the EV reaches 30,000 kilometers.

I have two groups of questions. The first is, is ZZY still the only car share company Kandi provides EVs for, and if so, which Kandi EVs will now be used? What is the number of cities and EVs, and if the 30,000 kilometer requirement is true for subsidies, how is that affecting Kandi’s future outlook for the car share? Is this still expected to be a major growth area for Kandi? What’s the average life of our EVs in the car share before being replaced? Now, I’ll stop for an answer with those, and then I have one more question.

Kewa Luo:

Thank you, thank you. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Kewa Luo:

This is not two questions, it sounds like there is five, six questions altogether, but I’m going to answer you one by one.

First, ZZY was the only car share company Kandi provides EV. In the future, we would like to cooperate with other car share service companies as well.

Second, all Kandi EVs can be used for car share programs, so it’s really based on what type of models the actual car share program needs, then we will provide accordingly.

The third question is the subsidy policy change definitely has created some impact in receiving the subsidies in a timely manner, and right now—in the past, the service company would get the subsidy right away, but right now they won’t get it until it reaches—and actually, it’s not 30,000, it’s now 20,000 kilometers, so these new standards have created certain delays. The manufacturers and the service company are working on this, so they basically won’t get it until the cars reach the required mileage.

The fourth question, I do believe that our EVs are very popular among consumers given the affordability and the improved driving range, and right now all our cars can run over 300 kilometers, so our strategy now will target primarily in consumer-based market and the car share will be secondary market that we are focusing on. In the second half of 2018, our business will be more involved with direct selling in the consumer market.

The fifth question is that ZZY is operating about 40,000 EVs in approximately 20 cities. Before, the number was around 30 cities, but some cities have been consolidated, so right now it’s about 20 cities.

The next question, theoretically electric vehicles have an average life of eight years or 150,000 kilometers, but since right now we haven’t had the vehicle for that long or the vehicle hasn’t been driven for 150,000 kilometers, so the actual time is yet to become determined based on the fact, so my answer basically, I don’t think it’s that accurate right now since we haven’t really experienced.

Walter Hill:

All right, I have a follow-up. A couple of years ago, Kandi announced two long-term car share framework agreements with car dealer Pang Da for 60,000 units over six years, and a government controlled, state-owned enterprise in Shaanxi Province for 50,000 units over five years. Last year on the conference call, the Company reported that these agreements had been put on hold due to changing subsidy policies but likely subject to renegotiation once the policy is clear. Are there any updates on these agreements?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Mr. Hu said the policy has been repeatedly changing and the market condition is changing as well. Also, we haven’t had much in EV sales in the first half of this year. These two framework agreements are still pending, they are not actual sales contracts.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Walter Hill:

Thank you, that’s all of my questions.

Kewa Luo:

Thank you. Next question, please?

Operator:

Our next question comes from Mark Miller, a private investor. Please go ahead.

Mark Miller:

Good evening, folks. I just have one question here. On the last conference call, Mr. Hu said while not yet in production, the EX3 has overwhelming cash deposits from interested dealers who want to sell the various models. But Mr. Hu, he said, so this car will be sold in a variety of dealerships, not only in Geely 4S stores. Geely reports it has some 900 4S shops in China and 250 international dealerships - add, is there any in the U.S. Two multi-part questions here for you guys. How many dealers outside of the Geely stores have now signed up with deposits, how much of a deposit did they have to put down? Do you guys have sufficient cars to sell already, or are they taking deposits and orders? Are the same dealers also selling the rest of the Kandi EV fleet? And then we go on…

Kewa Luo:

Thank you, let me translate. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken) First of all, I want to clarify that even though Geely has about 900 4S stores, that doesn’t mean that each 4S store will sell all kinds of models that Geely has. For example, Geely Linke is only being sold in certain 4S stores. Yes, I want to clarify that.

Then to answer your question, the Global Hawk EX3 is definitely meeting the current market surge in demand for SUVs while expanding Kandi’s product portfolio. Ever since the launch of the model EX3, there have been a lot of dealers expressed their interest and made deposits. So far, we have about 131 dealers signed and made a deposit. Each deposit is 1 million RMB, but however the 300 kilometer driving range EX3 just received approval from MIIT and is still awaiting tax exemption notice, which is expected by the end of August or the beginning of September. In anticipation of tax exemption notice, we are hoping sales will begin in early September. We believe the launch of this EX3 model will propel the JV company to a new level by improving the market potential and profitability.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Mark Miller:

I’ve got a follow-up here to it, a short one. What percent of Geely 4S stores—I think he’s answered, he said 131 dealers - okay. What, if any, restrictions are in place restricting sales…

Kewa Luo:

Oh, I’m sorry. That 131—. (Chinese spoken).

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Oh, okay. Go ahead, did you finish your question?

Mark Miller:

Yes, I’m here.

Kewa Luo:

Hello?

Mark Miller:

Yes, I’m here.

Kewa Luo:

Did you finish your question, or that’s all?

Mark Miller:

All right, let’s follow up with the short one here. Any restrictions in restricting sales in the balance of these stores? Here is where I’m going to - China media reports that the EX3 is the electric version of the top selling gas powered Geely Auto X3 Vision, which has already sold over (inaudible) this year. If this is true, why would Geely Auto, who has no financial interest in the Kandi JV, allow Kandi JV to share the sub-brand, then since Geely has no direct financial interest in the EX3, what compensation incentive does the 4S shops receive? Then lastly, what if any other Kandi Global Hawk plate is being sold in the Geely 4S shops? That’s all I got.

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Kewa Luo:

Okay. Before I translate the question, I want to clarify your last question, because I heard you were asking what percentage of Geely 4S stores currently handle EX3, and you thought that we answered 131. But Mr. Hu just clarified the 131 is not part of the current 4S stores that are owned by Geely. He explained 4S stores, each store only sells certain models, so these 131 stores are stores that are interested in selling the EX3. Just wanted to clarify that.

Mark Miller:

But they’re not affiliated with Geely?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

JV is owned by Geely and Kandi, so if a JV sales store, of course it’s related to Geely.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The brand that the distributor is selling is Geely Global Hawk.

Mark Miller:

Okay.

Kewa Luo:

Okay, let me translate the question you just asked. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Mr. Hu says what you are saying is not correct. Your understanding is a little bit off, because Geely is 50% equity holder in the JV company and naturally has financial interest in the JV company. Model EX3 is developed together by Geely and the JV company, so I don’t understand why you’re saying Geely has no interest, financial interest in Kandi JV, allowing Kandi JV to share the sub-brand. The EX3 is the brand that developed—is the brand by Geely and is developed by both Kandi—the JV—Kandi Company and Geely. So, I just wanted to clarify that.

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Mark Miller:

How much compensation would Geely receive then on these sales, approximately?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The company Geely has the 50% equity interest in JV, so it’s not that Geely is going to take part of the money for each sale. After auditing, Geely will get half of the financial results from JV sales.

Mark Miller:

Okay, I get it. Thanks. Keep up the good work, thank you.

Kewa Luo:

Thank you. Next question, please?

Operator:

Our next question comes from Marc Kahnau from Swiss Liquid Future. Please go ahead.

Marc Kahnau:

Yes, good evening all, good morning everybody. I have in fact four questions. The first question is assuming the recently revealed K28 model is the new third model of the EX3, what is the difference between the new third model and the other two? Okay, actually maybe we go each question by each question, so if you go ahead and translate.

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The name K28, first of all, model K28 is EX3 - they are the same thing, but K28 is the manufacturer’s internal number and the EX3 is the model brand name for marketing.

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Marc Kahnau:

Okay, I get it. Then the second question is other than the increased range, what is the difference between the K17, K12 from K27 and K22?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

K27 and K22 both are upgrade versions of K17 and K12. Not only the driving range is increased—in short, I cannot explain all the details that have been upgraded, but the overall technology of driving performance are upgraded as well.

Marc Kahnau:

Okay, I get that. Maybe last two questions together. Is Mr. Hu aware of any other EV maker that has five new EVs for sale in China? Lastly, the China media keeps speaking of Beijing New Energy EV, also called the EX3. How is it possible to have two EVs at two different companies with the same model name?

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The electric vehicle industry in China is growing rapidly, so I think each manufacturer is coming up with a variety of models. I’m certain there are more than five models. Kandi being one of the pioneers in the EV sector has been following industry trends closely as well as enhancing our own brand identity in the hopes of introducing more exciting EV products to meet the market demand.

I think it’s very interesting that the Beijing New Energy also has an EV called EX3. I believe it’s their concept car; but however our EX3 is called Geely Global Hawk EX3. I guess the model number is the same but the brand is different. They are different cars. I’m sure the consumer will see the difference.

Marc Kahnau:

Okay, wonderful. Thank you for taking my questions.

Kewa Luo:

Thank you. Next question, please?

Operator:

Our next question comes from Arthur Porcari from Corporate Strategies Incorporated. Please go ahead.

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Arthur Porcari:

Thank you. Mr. Hu, just wanted to say it was a very nice quarter, particularly considering you were liquidating the old models, even more impressive that all the new models were approved so quickly. With that, I have some questions that have to do with comments in the China media by two Kandi executives and one by Mr. Hu. Let me get into that right now.

On June 6 in a China media article, the Company reported at the second session of the Government Bank Enterprise Financial Cooperation Conference that Lihu Yi Yun (phon) - I’m sorry I’m pronouncing the name wrong - Chief Financial Officer of Kandi Electric Vehicles Jinzhou (phon), said and I quote, the Company is a 50% joint venture between the NASDAQ-listed Kandi Technology Group and Geely Holding Group. It specializes in production of pure electric passenger vehicle cars and is expected to be taxable this year, will reach 2.5 billion yuan. Now, that’s about 300—and that’s an end quote, that’s about $370 million U.S. dollars. Now, $370 million in revenues would appear to be about right for 20,000 EVs, which is also the guidance number stated in March on the year-end conference call by Mr. Hu for this year, which also curiously ties in with this statement recently made by Dai Quewin (phon), CEO of Kandi Electric Vehicle Group at the 2018 Group Quality Improvement Conference hosted by Mr. Hu on July 18. At this conference, Mr. Dai put forward a list of requirements for 2018 to include, and I quote, in the face of the new goal of production and sales of 20,000 vehicles turning losses into profits, quality is the premise of production.

You want to pass that onto him first, and then I’ll go into the questions?

Kewa Luo:

Yes, appreciate it. Let me do first. (Chinese spoken)

Art, please keep going.

Arthur Porcari:

Okay, and here’s my questions. Since each of these 20,000 EV sales comments were made at midyear and so few EVs were sold in Half 1, to reach this goal Kandi would have to have a pretty phenomenal second half, both on its own business for selling parts along with almost $400 million worth of cars by the JV. Does Mr. Hu still see this as a target for the end of the year?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Mr. Hu’s answer is the JV company has made some adjustments to the product structure to meet the 2018 government subsidy policy, so we stopped manufacturing and selling of EV products with less than 200 kilometer driving range. Consequently, the first half of 2018 didn’t achieve much in EV sales; however, the JV company has developed new EV models with a driving range exceeding 300 kilometers. Currently, our new 300 kilometer EV models, including K23, K27, and K28 or EX3 all received the approval from the MIIT. In August, the JV company has resumed its normal production and sales. I believe that the sales will have—will help boost sales in the second half. I have to say we are very excited and we look forward to the very good results.

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Arthur Porcari:

So, we can’t pin him down to the 20,000 that all three of them were shooting for, but again that’s a target and a goal, and they certainly have the capacity to do it if in fact the orders are there. One last quick question - with a totally new fleet of EVs, does Mr. Hu still have his target for 2020 back on track from maybe 200,000 units, as he said in the March conference call this past year, as a target?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Achieving 200,000 EVs still is our goal. We will work hard towards that goal; meanwhile, we will also adjust our sales plan according to the market condition each year. We will try our best to regain Kandi’s leading position in the EV industry in China. This determination and goal are unchanged.

Arthur Porcari:

Thank you, very good.

Kewa Luo:

Thank you. Next question, please?

Operator:

Our next question comes from Li Gao, a private investor. Please go ahead.

Li Gao:

Good morning, Kewa, and good evening Mr. Hu. I have two questions about the national subsidy. On the last conference call when asked this question, Mr. Hu, I quote, said on the subsidy payment for 2015 and 2016, (inaudible) is already in the process of clearing and settling, so we are still expecting to finally receiving the subsidy in June or July. Mr. Hu added, I quote, as for now, there is 1.3 billion RMB approximately, USD $200 million owed from government to JV, and just a little bit short of USD $100 million owed from JV to Kandi.

My first question regarding the first part, Mr. Hu seemed to have given the impression that he was presently aware that the subsidies are already in the process of clearing and settling, which would seem to be the last step before payment, which was expected to happen in June or July, yet here we are in August and still no payment. Could Mr. Hu give some color as to why the subsidy payment has been delayed so long, especially from some Chinese media, many companies received the 2016 and 2017 subsidies in the past few months.

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

Li Gao:

(Chinese spoken)

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Kewa Luo:

The government only has done a part of 2016 subsidy clearing and settling working in June. The subsidy approval documents have been allocated to each local government financial department. It’s now in the process of transferring to each company. Geely will receive total 298.8 million RMB, but how much of this amount will be attributed to the JV company is still yet to be determined. The subsidy from 2015 and the remaining of 2016 are expected to start clearing and settling in October. As far as the verified date for receiving the payment, it will be provided only by the government.

The reason that this has been delayed is that in 2015, the subsidy has been clearing and settling by the Ministry of Science and Technology, but right now it’s been handled by Ministry of Industry and Information Technology, so there has been some changes in government internal handling process. But, what I just said basically is the most update we have got from the government.

Li Gao:

I have a second question. It’s a short one. How much does the JV own in Geely Holdings, or (inaudible)? Is Kandi carrying most of the JV debt alone?

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Li Gao:

(Chinese spoken). Yes, thank you.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay. The loan to JV is equal, so Geely and Kandi will each bear 50% of the loan; but however, for the trade receivable amount will depend on the actual sales.

We can take the next question.

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Operator:

Our final question will come from Mike Pfeffer from Oppenheimer. Please go ahead.

Mike Pfeffer:

Hi, I have one follow-up question. On the last conference call, it was discussed that the Jinhua government approached Kandi about acquiring Kandi’s wholly owned Jinhua legacy RV facility for some 160 million. Mr. Hu’s response was he felt it was a real prospective bid and promising, but up to the local government as to when. At more than three quarters the total market cap of Kandi, this excess asset would be huge to its share value. Has there been any government follow-up towards this sale?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Regarding the Jinhua government asset acquisition, we are still in discussions with them. This is a government conduct, so it will be guided through the municipal government plan on the city’s reform and development. The amount USD$160 million is our valuation, so the actual amount is going to be determined - it may be more or it may be less. But, I do believe that this is very promising, we will just have to be patient and wait for the update, but we will try to obtain the maximum interest for the entity.

Mike Pfeffer:

Okay, thank you. One follow-up question, and this is a follow-up question from the same conference call. Last year, the Company reported overall net asset valuation on Kandi exceeding USD$600 million. Mr. Hu stated that the $600 million valuation did not reflect most of the $160 million Jinhua prospective sale, so the overall value of Kandi should have gone up considerably with this prospective bid. Would Mr. Hu share his thoughts on what the new higher value might be, and can he give us his opinion why Kandi, with a new fleet of EVs and a bright business outlook, would be trading at a 70% discount to liquidation value and not be attracting either more current insider buying or buying by friends and contacts of Mr. Hu or Li Shufu? Thank you.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

We all know the stock price is extremely undervalued. I cannot speak on behalf of others, I cannot make others go buy our shares, but I am very confident myself and plan buying back USD$3 million to $5 million worth of Kandi stock within the next six months, based on certain criteria.

Mike Pfeffer:

Thank you.

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Kewa Luo:

Thank you. Operator?

Operator:

There are no further questions at this time. I’d like to turn the conference back over to the speakers for additional or closing remarks.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Thank you ladies and gentlemen for attending Kandi’s 2018 second quarter earnings call. In closing, allow me to represent the Board of Directors and the Management Team at Kandi Technology Group to reaffirm our commitment. We will continue to work diligently to maximize shareholder value by focusing on growing our EV business strategically while delivering strong operational results. I believe that we will be soon back to the leading position in the EV industry. Thank you very much for your support, and we hope to continue to get your support. We look forward to talking with you the next quarter. If you have any additional questions, please don’t hesitate to contact our investor relations department. Goodbye.

Operator:

This concludes today’s conference. Thank you for your participation, and you may now disconnect.

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